UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2024

New Mountain Guardian III BDC, L.L.C.
(Exact name of Registrant as specified in its charter)

Delaware	000-56072	84-1918127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (212) 720-0300
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
New Mountain Guardian III BDC, L.L.C., a Delaware limited liability company (the “Company”), entered into a Fifth Amended and Restated Limited Liability Company Agreement (the “A&R LLC Agreement”), which amends and restates the agreement that sets forth the terms pursuant to which the Company is operated, effective as of November 5, 2024.
A description of the material amendments to the Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated as of June 28, 2023 (the “LLC Agreement”), effected in the A&R LLC Agreement is included in Item 5.07 of this Current Report on Form 8-K and incorporated by reference into this Item 5.03. The foregoing and the description in Item 5.07 of this Current Report on Form 8-K of the A&R LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R LLC Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On October 31, 2024, the Company completed its solicitation of consents from its unitholders to approve two matters. A summary of the matters approved by the Company’s unitholders is set forth below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the previously furnished Definitive Consent Solicitation Statement related to the matters, as filed with the Securities and Exchange Commission on October 11, 2024 (the “Definitive Consent Solicitation Statement”).
As described in further detail in the Definitive Consent Solicitation Statement, the Company’s unitholders are being given the opportunity to transfer all or a portion of their limited liability company units of the Company to New Mountain Private Credit Fund, a Maryland statutory trust and the contemplated surviving company in the Merger (“NEWCRED”), prior to the Closing in exchange for shares of beneficial interest of NEWCRED (such transfer, the “Rollover Transaction”). For the avoidance of doubt, the approval of the matters by a unitholder does not constitute an election of the unitholder to participate in the Rollover Transaction. Any unitholder who desires to participate in the Rollover Transaction must indicate such election in the subscription agreement that the unitholder separately completes and returns to NEWCRED prior to the deadline indicated in the subscription agreement (i.e., 5:00 p.m. Eastern time on November 29, 2024).
1.The Company solicited consents from its unitholders to approve the A&R LLC Agreement, which would amend and restate the LLC Agreement to, among other things, (i) extend the Company’s Investment Period until August 31, 2025 for purposes of allowing the Company to retain and use the realized proceeds from the sale or repayment of its investments for making additional investments and paying Company expenses and (ii) allow the Company to enter into financing facilities to obtain leverage for purposes of making additional investment with such realized proceeds during the Reinvestment Investment Period (the “LLC Agreement Amendment Proposal”). The LLC Agreement Amendment Proposal was approved by the Company’s unitholders based on the following votes:

CONSENT	OBJECT	ABSTAIN / OUTSTANDING
54%	6%	40%
2.The Company solicited consents from its unitholders to approve (i) the Merger Agreement and the Merger (pursuant to Section 18-209 of the Delaware LLC Act) and (ii) the Merger and the Rollover Transaction, taken together (pursuant to Rule 17a-8 of the 1940 Act using the voting standard set forth in Section 2(a)(42) thereunder) (the “Merger Proposal”). The Merger Proposal was approved by the Company’s unitholders based on the following votes:

CONSENT	OBJECT	ABSTAIN / OUTSTANDING
54%	6%	40%

The Closing remains subject to the satisfaction (or, to the extent legally permissible, waiver) of the various conditions to Closing set forth in the Merger Agreement.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Exhibit
3.1	Fifth Amended and Restated Limited Liability Company Agreement of New Mountain Guardian III BDC, L.L.C., dated November 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN GUARDIAN III BDC, L.L.C.

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary
Date: November 6, 2024